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                                                                       Exhibit 3

                               SECURITY AGREEMENT

         This SECURITY AGREEMENT, dated as of February 10, 2004 (this "Security Agreement"), is made by and among Vitalstate, Inc., a New York corporation having an address at 2191 Hampton Avenue, Montreal, Quebec H4A 2K5 ("Debtor"), Vitalstate Canada Ltd., a Canadian corporation with an address at 2191 Hampton Avenue, Montreal, Quebec H4A 2K5, Vitalstate US, Inc., a Florida corporation having an address at 1499 High Ridge Road, Boynton Beach, Florida 33524 (Vitalstate Canada Ltd. and Vitalstate US, Inc. are hereinafter referred to both singly and collectively as the "Guarantors") and Scepter Holdings Inc., a Canadian corporation having an address of 170 Midwest Road, Toronto, Ontario M1P 3A9 ("Secured Party").

                             PRELIMINARY STATEMENTS

         WHEREAS Debtor will be the obligor on a series of secured promissory notes (the "Notes") to be issued by it to the Secured Party pursuant to a Loan Agreement, of even date herewith, among the parties hereto;

         WHEREAS, the Guarantors have guarantied the repayment of the Note and related obligations pursuant to a Guaranty, of even date herewith

         WHEREAS, to secure the Secured Obligations (as defined below), Debtor and the Guarantors have agreed to grant the Secured Party a security interest in and a lien upon the Collateral (as defined below);

         NOW, THEREFORE, in consideration of the premises the parties agree a hereby agrees as follows:

         Section 1. Grant of Security Interest. Debtor and Guarantors hereby unconditionally and irrevocably pledges and grants to Secured Party a continuing security interest in and a continuing first lien upon all of their respective right, title and interest in their property and assets set forth below, whether now owned or existing or hereafter acquired or arising and wheresoever located (the "Collateral"):

                  (a) any and all accounts receivable, contract rights and other rights to payment for the sale of goods;

                  (b) any and all inventory, including, without limitation, any and all goods held for sale or lease or being processed for sale or lease, including, without limitation, all materials, work in process, finished goods, and other tangible property held for sale or lease; and

                  (c) any and all proceeds and products of the foregoing in whatever form, including, without limitation, cash, deposit accounts (whether or not comprised





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solely of proceeds), certificates of deposit, insurance proceeds, negotiable instruments and other instruments for the payment of money.

         Section 2. Continuing Security Interest. This Security Agreement will create a continuing security interest in the Collateral and will (i) remain in full force and effect until payment or performance in full of the Secured Obligations, (ii) be binding upon Debtor, Guarantors and their successors and assigns and (iii) inure to the benefit of the Secured Party.

         Section 3. Secured Obligations. This Security Agreement is made and the security interests created hereby are granted to the Secured Party to secure the full and prompt payment or performance of the following (the "Secured Obligations"): (a) the obligations of Debtor pursuant to the Notes payable to the Secured Party; (b) the obligations of Debtor and the Guarantors pursuant to the Loan Agreement and this Agreement, (c) the obligations of the Guarantors pursuant to the Guaranty, (d) all reasonable costs incurred by the Secured Party to obtain, preserve, perfect and enforce the liens and security interests created hereby; and (c) any renewals, continuations, modifications or extensions of any of the foregoing.

         Section 4. Representations and Warranties. Debtor and the Guarantors represent and warrant to the Secured Party as follows:

                  (a) The Collateral constituting tangible personal property and the books of account and records of the Debtor and the Guarantors are located at, and at all times while this Security Agreement remains in effect shall be located at, the addresses set forth above.

                  (b) The Debtor and Guarantors own their respective rights in the Collateral free and clear of any liens, claims, encumbrances, licenses, rights of first refusal or other restrictions except for the security interest created by this Security Agreement. There are no judgments outstanding against Debtor or Guarantors that have not been satisfied.

                  (c) This Security Agreement creates a valid first priority lien in the Collateral, securing the payment of the Secured Obligations, and, upon making filings on Form 1 under the UCC in the United States and appropriate forms in Canada, a perfected first priority security interest in such Collateral. Debtor and Guarantors have taken all corporate action necessary to execute, deliver and perform this Security Agreement. This Security Agreement is fully binding on Debtor and Guarantors.

                  (d) The Debtor and Guarantors have the requisite power to execute and deliver this Agreement and to perform their obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Debtor and the Guarantors. The Debtor and the Guarantors are not in default under any judgment, order or decree of any court or governmental instrumentality or under any agreement, instrument or other undertaking in



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any respect that could be expected to have a material adverse effect on their business, operations, assets, results of operations or financial condition or otherwise effect their ability to perform this Agreement in accordance with its terms.

                  (e) The execution, delivery and performance of this Agreement
(i) will not violate any law or regulation or any judgment, order or decree of any court or governmental instrumentality, (ii) will not conflict with or result in the breach of, or constitute a default under, the Debtor's or either Guarantor's certificate of incorporation or by-laws, or any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or arrangement to which the Guarantor is a party, and (iii) does not require the consent or approval of any governmental body, agency or agency or any other person or entity. This Agreement has been duly executed and delivered by the Debtors and the Guarantors and constitutes a valid and binding obligation of them, enforceable against the Debtor and the Guarantors in accordance with its terms.

         (f) On the date of execution of this Agreement, Debtor and Guarantors will deliver to the Secured Party one or more executed UCC financing statements on Form 1 (and corresponding forms for filings in Canada).


         Section 5. Further Assurances.

                  (a) Debtor and Guarantors agree that from time to time, at the expense of the Debtor and Guarantors, Debtor and Guarantors will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Debtor and Guarantors shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Secured Party may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereby. Debtor and Guarantors shall file a financing statement in the states of New York and Florida and in Canada in form and substance adequate to perfect the Secured Party's security interest in the Collateral.

                  (b) Debtor and Guarantors hereby authorize the Secured Party to file one or more financing or continuation statements, and amendments thereto pursuant to the Uniform Commercial Code, relative to all or any part of the Collateral without the signature of Debtor or Guarantors where permitted by law. A carbon, photographic or other reproduction of this Security Agreement, as executed by all parties, or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.



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                  (c) Debtor and Guarantors shall immediately notify the Secured
Party, by written notice, if at any time any material portion of the Collateral shall be moved or transferred from, or no longer be located at, the address(es) as specified above.

                  (d) Debtor and Guarantors shall defend the Collateral against all claims and demands of all persons (other than the Secured Party) claiming an interest therein. Debtor and Guarantors shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Collateral, except to the extent that there is a good faith contest of the validity thereof.

                  (e) Debtor and Guarantor shall keep and preserve their inventory in good condition.

         Section 6. Transfer and Other Liens. At all times, while any of the Secured Obligations remain unpaid , Debtor and Guarantors shall not:

                  (a) Sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral except in the ordinary course of business.

                  (b) Create or suffer to exist any lien upon or with respect to any of the Collateral to secure the debt of any person.

         Section 7. Secured Party Appointed Attorney-in-Fact. Debtor and Guarantors hereby irrevocably appoint the Secured Party as their agent, with full authority in the place and stead of Debtor and Guarantors and in the name of Debtor and Guarantors, or otherwise, after the occurrence and during the continuance of an Event of Default (as defined in the Loan Agreement), to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

                  (a) to file any claims or take any action or institute any proceedings which the Secured Party may deem reasonably necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral; and

                  (b) to collect, possess, sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds or avails thereof, as full and effectually as if Secured Party were the absolute owner thereof.

         Debtor and Guarantors hereby ratify and approve all acts, other than those which result from the Secured Party's gross negligence or willful misconduct, of the Secured Party, or a breach of the Secured Party's obligations under this Security Agreement or the Notes, as its attorney in-fact, pursuant to this Section 7, and agree that the Secured Party, as its attorney in-fact, will not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than those which result from the Secured Party's gross negligence, willful misconduct or a breach of the Secured Party's



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obligations under this Security Agreement or the Note. This power, being coupled with an interest, is irrevocable so long as this Security Agreement remains in effect.

         Section 8. Secured Party May Perform. If Debtor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement.

         Section 9. Secured Party's Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except as set forth below and for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         Section 10. Remedies. If any Event of Default (as defined in the Loan Agreement) shall have occurred:

                  (a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") or corresponding provisions of Canadian law. Without limiting the foregoing, the Secured Party shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Debtor and the Guarantors shall assemble the Collateral and make it available to the Secured Party at places that the Secured Party shall reasonably select, whether at the premises of the Debtor or the Guarantors or elsewhere, and make available to the Secured Party, without rent, the Debtor's and Guarantors' respective premises or facilities for the purposes of the Security Party taking possession of, removing or putting the Collateral in saleable or disposable form.

                  (b) All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter applied in whole or in part by the Secured Party against, all or any part of the Secured Obligations in such order as the Secured Party shall elect. Any surplus of such cash or cash proceeds received from any source or held by the Secured Party and remaining after payment in full of all the Secured Obligations to the Secured Party shall be paid over to Debtor or Guarantors, as the case may be.

         Section 11. Expenses. Debtor and Guarantors shall upon demand pay to the Secured Party the amount of any and all reasonable expenses which the Secured Party may incur in connection with the filing of any financing statements or similar documents hereunder and the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, including any attorneys' fees and



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disbursements incurred in connection therewith and under any proceeding commenced hereunder.

         Section 12. Amendments; Etc. No amendment or waiver of any provision of this Security Agreement or consent to any departure by Debtor herefrom shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 13. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be (i) mailed by registered or certified mail, postage prepaid, (ii) delivered by reliable overnight courier service, or (iii) otherwise delivered by hand or by messenger, addressed to each party at the address set forth in this Agreement. All such notices and communications shall be effective upon receipt.

         Section 14. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (1) remain in full force and effect until payment in full of the Secured Obligations , (2) be binding upon Debtor and Guarantors and their permitted successors and assigns, and (3) inure to the benefit of the Secured Party and its permitted successors, transferees and assigns. Upon the payment in full of the Secured Obligations , the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Debtor and Guarantors. Upon any such termination, Secured Party shall promptly execute and deliver to Debtor and Guarantors such documents as Debtor and Guarantors reasonably request to evidence such termination.

         Section 15. Governing Law; Terms. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein, terms used in Article 9 of the Code in the State of New York are used herein as therein defined. Any action to enforce the terms of this Agreement shall be exclusively brought in the state and/or federal courts in the state and county of New York. Service of process in any action by a party to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to a party hereto at its address set forth herein

         Section 16. Miscellaneous. This Security Agreement is in addition to and not in limitation of any other rights and remedies the Secured Party may have by virtue of any other document executed by the Debtor or Guarantors or by law or otherwise. If any provision of this Security Agreement is contrary to applicable law or general principles of equity, such provision shall be deemed ineffective without invalidating the remaining



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provisions hereof. The Secured Party shall not by any delay or omission be deemed to have waived any of its rights or remedies hereunder. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to or waiver of any such right or remedy which the Secured Party would have had on any future occasion nor shall the Secured Party be liable for exercising or failing to exercise any such right or remedy.

         Section 17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. The Secured Party may assign this Agreement, and if assigned, the assignee shall be entitled, upon notifying Debtor and Guarantors, to the payment and performance of all of the Secured Obligations and agreements of Debtor and Guarantors hereunder and to all of the rights and remedies of Secured Party hereunder. The gender and number used in the Agreement are used for reference term only and shall apply with the same effect whether the parties are masculine, feminine, neuter, singular or plural

         Section 18. Counterparts. This Agreement may be executed in counterparts, and both of such counterparts shall be considered as one and the same instrument.

         Section 19. Severability. If any provision hereof is held invalid or unenforceable in any jurisdiction, such provision shall (for purposes if enforcement in such jurisdiction only) be reduced in scope and effect to the extent in such jurisdiction and shall be liberally construed in favor of the Secured Party.

         Section 20. Headings. The captions and Section headings in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning or interpretation of any provision hereof.

         Section 21. Assignment. This Agreement may not be assigned by the Debtor or Guarantors without the Secured Party's prior written consent, but shall otherwise be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

         Section 22. Consent to Jurisdiction. Secured Party, Debtor and Guarantors hereby consent to the jurisdiction of the Federal and State courts located in New York, NY, in any proceeding arising out of or in connection with this Security Agreement. Debtor and Guarantors waive any objection to such proceeding based on venue or forum non conveniens. Debtor and Guarantors waive personal service of any and all process upon them and consent that all such service may be made by certified mail (return receipt requested) directed to Debtor and Guarantors at their address set forth above.



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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the date first above written.

         VITALSTATE, INC.

         By::   /s/ James Klein
             ------------------------------------
                  Name:  James Klein
                  Title: CFO




         VITALSTATE CANADA LTD.

         By::   /s/ James Klein
             ------------------------------------
                  Name:  James Klein
                  Title: CFO


         VITALSTATE US, INC.


         By::   /s/ James Klein
             ------------------------------------
                  Name:  James Klein
                  Title: CFO


         SCEPTER HOLDINGS INC.

         By: /s/ Robert Torokvei
            -------------------------------------
                  Name:
                  Title:



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